SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 29, 2003

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83707-006
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

                Filed as an exhibit hereto is the registrant’s press release, dated January 29, 2003, announcing that the registrant priced its offering of $550 million aggregate principal amount (excluding the option for the initial purchasers to the offering to purchase an additional $82.5 million aggregate principal amount of Notes (as defined below)) of convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers.

Item 7.                    Financial Statements and Exhibits.

                                (c)  Exhibits.

                                The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued on January 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 3, 2003	By:	/s/ W.G. Stover, Jr.
		Name:	W.G. Stover, Jr.
		Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED January 29, 2003

Exhibit No.	Description

99.1	Press Release issued on January 29, 2003.